Exhibit (d)(xiii)(B)
Form Of
Amended and Restated Schedule A
Dated [____], 2011
to the
Investment Advisory Agreement Dated august 9, 2010
between
FundVantage Trust And DuPont Capital Management Corporation

Series of FundVantage Trust	Effective Date

DuPont Capital Emerging Markets Fund	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	[____], 2011

FundVantage Trust
By:
	Name:	Joel Weiss
	Title:	President

DuPont Capital Management Corporation
By:
	Name:	Valerie J. Sill
	Title:	President and CEO

Form Of
Amended and restated Schedule B
Dated [________], 2011
to the
Investment Advisory Agreement Dated august 9, 2010
between
FundVantage Trust And DuPont Capital Management Corporation
Investment Advisory Fee Schedule

Annual Fee as a Percentage of
Fund	Fund’s Average Daily Net Assets	Effective Date
DuPont Capital Emerging Markets Fund	1.05% (105 basis points)	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	0.58% (58 basis points)	[____], 2011

FundVantage Trust
By:
	Name:	Joel Weiss
	Title:	President

DuPont Capital Management Corporation
By:
	Name:	Valerie J. Sill
	Title:	President and CEO